Exhibit 10.7
EXHIBIT E
to
CENTRAL IOWA ENERGY, LLC TOLL PROCESSING AGREEMENT
EXTENSION OF TERM
This Exhibit E to Central Iowa Energy, LLC Toll Processing Agreement is entered into this 4th day of March, 2009, by and between Central Iowa Energy, LLC, an Iowa limited liability company, of 3426 East 28th Street North, Newton, Iowa 50208 (“CIE”), REG Marketing & Logistics Group, LLC, an Iowa limited liability company (“REG Marketing”), of 416 S. Bell Avenue, PO Box 888, Ames, Iowa 50010 (collectively the “Parties”).
Extension of Term. The Parties agree to extend the Term of the Central Iowa Energy, LLC Toll Process Agreement as stated in Section 9 thereof from the 30th day of April, 2009, to and including the 30th day of March, 2010. The unmodified provisions of Section 9 and of said Agreement remain in full force and effect.
IN WITNESS WHEREOF, Central Iowa Energy, LLC and REG Marketing & Logistics Group, LLC have each duly and appropriately executed this Exhibit E as of the date first shown above.

CENTRAL IOWA ENERGY, LLC		REG MARKETING & LOGISTICS GROUP, LLC

By:	/s/ James Johnston	By:	/s/ Nile D. Ramsbottom

	Name: James Johnston		Name: Nile D. Ramsbottom
	Title: Chairman		Title: President